Exhibit 99

                  CDW Reports Second Quarter Results

                    Company Achieves Record Quarter

     VERNON HILLS, Ill.--(BUSINESS WIRE)--July 24, 2007--CDW
Corporation (NASDAQ: CDWC):

    --  Sales: $2.033 billion, up 24.4% year-over-year

    --  Average daily sales: $31.763 million, up 24.4% year-over-year

    --  Gross profit: $328.0 million, up 24.2 % year-over-year

    --  Operating income: $123.7 million, up 14.7% year-over-year
        (includes merger-related costs)

    -- Net income: $80.1 million, up 9.5% year-over-year (includes merger-related costs)

    --  Diluted earnings per share: $0.99, up 8.8% year-over-year
        (includes merger-related costs)

    -- Non-GAAP diluted earnings per share: $1.05, up 15.4% year-over-year (excludes merger-related costs)

    CDW Corporation (NASDAQ: CDWC), a leading provider of technology products and services to business, government and education, today announced record quarterly sales, gross profit, operating income, net income and diluted earnings per share in the second quarter of 2007. The Company previously announced June 2007 and second quarter of 2007 sales results.

    Total sales in the second quarter of 2007 were $2.033 billion compared to $1.633 billion in the second quarter of 2006, an increase of 24.4 percent. Average daily sales in the second quarter of 2007 were $31.763 million compared to $25.523 million in the second quarter of 2006, representing a 24.4 percent increase. There were 64 billing days in both the second quarter of 2007 and the second quarter of 2006.

    CDW completed the acquisition of Berbee Information Networks on October 11, 2006. Total sales for the second quarter of 2006 do not include Berbee sales, while the second quarter of 2007 sales include Berbee sales. Excluding Berbee sales in the second quarter of 2007, and therefore on a non-GAAP basis, total sales were $1.880 billion, an increase of 15.1 percent compared to total sales of $1.633 billion for the second quarter of 2006 and average daily sales for the second quarter of 2007 were $29.377 million, an increase of 15.1 percent compared to average daily sales for the second quarter of 2006 of $25.523 million.

    Second Quarter of 2007 Highlights:

    -- Total corporate sector segment sales in the second quarter of 2007 were $1.237 billion compared to $1.112 billion in the second quarter of 2006, representing an increase of 11.2 percent. Second quarter of 2007 average daily sales for the corporate sector segment were $19.321 million compared to $17.373 million in the second quarter of 2006, representing an increase of 11.2 percent.

    -- Total public sector segment sales in the second quarter of 2007 were $643.6 million compared to $521.6 million in the second quarter of 2006, representing an increase of 23.4 percent. Second quarter of 2007 average daily sales for the public sector segment were $10.056 million compared to $8.150 million in the second quarter of 2006, representing an increase of 23.4 percent.

    -- While CDW did not own Berbee prior to October 11, 2006, the Company is providing comparative information for Berbee. Total Berbee sales in the second quarter of 2007 were $152.7 million compared to $101.7 million in the second quarter of 2006, representing an increase of 50.1 percent. Second quarter of 2007 average daily sales for Berbee were $2.386 million compared to $1.590 million in the second quarter of 2006, representing an increase of 50.1 percent. Compared to the corporate sector and public sector segments, Berbee's business model is more project oriented, which can result in a greater degree of variability in sales on a quarterly basis.

    -- Product categories that achieved the strongest year-over-year unit volume growth for the second quarter of 2007 were notebook computers, desktop computers, data storage, software and video. Product categories exclude Berbee sales.

    -- Direct web sales in the second quarter of 2007 were $588.9 million, representing a 19.3 percent increase compared to the prior year, and comprised 31.3 percent of total sales excluding Berbee. Berbee's sales are not made on the web due to the higher services component of the sales.

    Gross profit for the second quarter of 2007 was $328.0 million compared to $264.0 million in the second quarter of 2006, representing a 24.2 percent increase. Gross profit margin was 16.1 percent of sales in the second quarter of 2007 compared to 16.2 percent of sales in the second quarter of 2006.

    In the second quarter of 2007, CDW recorded $8.0 million pre-tax ($4.9 million after-tax) of costs associated with the previously announced merger agreement providing for the acquisition of CDW by VH Holdings, Inc., which upon closing of the merger will be controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners Inc. ("merger-related costs"). See supplemental table at the end of the press release for a reconciliation of GAAP to non-GAAP financial measures.

    Selling and administrative expenses as a percentage of sales were
8.5 percent in the second quarter of 2007 compared to 7.7 percent in the second quarter of 2006 and increased $45.9 million. The increase in selling and administrative expenses in the second quarter of 2007 was primarily due to the inclusion of Berbee's operating expenses, increased payroll costs as a result of continued investment in expanding CDW's sales force, and merger-related costs of $8.0 million pre-tax ($4.9 million after-tax). Non-GAAP selling and administrative expenses as a percentage of sales, which exclude merger-related costs, were 8.1 percent in the second quarter of 2007 compared to 7.7 percent in the second quarter of 2006. The non-GAAP selling and administrative expenses information is being presented to provide meaningful comparisons to the prior year quarterly period.

    Advertising expense was $32.2 million, representing 1.6 percent of sales in the second quarter of 2007 compared to $30.0 million, representing 1.8 percent of sales in the second quarter of 2006.

    Operating margin was 6.1 percent in the second quarter of 2007 compared to 6.6 percent in the second quarter of 2006. Operating income was $123.7 million in the second quarter of 2007 compared to $107.8 million in the second quarter of 2006. Operating income for the second quarter of 2007 included merger-related costs of $8.0 million pre-tax ($4.9 million after-tax). Non-GAAP operating margin based on non-GAAP operating income of $131.6 million, which excludes merger-related costs, was 6.5 percent in the second quarter of 2007 compared to 6.6 percent in the second quarter of 2006. The non-GAAP operating margin information is being presented to provide meaningful comparisons to the prior year quarterly period.

    Interest income was $5.3 million for the second quarter of 2007 compared to $5.5 million in the second quarter of 2006. The effective tax rate for the second quarter of 2007 was 38.0 percent compared to
35.4 percent for the second quarter of 2006. The effective tax rate for the second quarter of 2006 included a tax benefit of $2.3 million relating to the resolution of an audit of the Company's 2003 federal income tax return that did not repeat in the second quarter of 2007.

    Net income was $80.1 million in the second quarter of 2007 compared to $73.1 million in the second quarter of 2006, an increase of 9.5 percent. Net income in the second quarter of 2007 included merger-related costs of $8.0 million pre-tax ($4.9 million after-tax). Non-GAAP net income, which excludes merger-related costs, was $85.0 million in the second quarter of 2007 compared to $73.1 million in the second quarter of 2006, an increase of 16.3 percent. The non-GAAP net income information is being presented to provide meaningful comparisons to the prior year quarterly period.

    Diluted earnings per share were $0.99 in the second quarter of 2007 compared to diluted earnings per share of $0.91 in the second quarter of 2006. Results for the second quarter of 2007 included merger-related costs of $8.0 million pre-tax ($4.9 million after-tax) or approximately $0.06 per diluted share. Non-GAAP diluted earnings per share based on non-GAAP net income of $85.0 million, which exclude merger-related costs, were $1.05 in the second quarter of 2007 compared to $0.91 in the second quarter of 2006. The non-GAAP diluted earnings per share information is being presented to provide meaningful comparisons to the prior year quarterly period.

    The company plans to release July sales on Monday, August 13, 2007. July 2006 had 20 billing days and July 2007 will have 21 billing days.

    About CDW

    CDW(R), ranked No. 342 on the FORTUNE 500, is a leading provider of technology solutions for business, government and education. CDW is a principal source of technology products and services including top name brands such as Acer, Adobe, APC, Apple, Cisco, EMC, Fujitsu, HP, IBM, Lenovo, Microsoft, Panasonic, Quantum, Samsung, Sony, Symantec, ViewSonic and Xerox. CDW's direct model offers customers one-on-one relationships with knowledgeable account managers and access to approximately 820 on-staff engineers and advanced technology specialists who customize solutions for customers' complex technology needs. CDW also provides same-day product shipping and post-sales technical support.

    CDW was founded in 1984 and as of June 30, 2007, employed approximately 5,880 coworkers. In 2006, the company generated sales of $6.8 billion. For more information, visit CDW.com.

    Where You Can Find Additional Information

    In connection with the proposed merger between CDW and a subsidiary of VH Holdings, Inc., CDW filed with the SEC, and has furnished to its shareholders, a definitive proxy statement soliciting proxies for the meeting of its shareholders to be held with respect to the Merger on August 9, 2007. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. CDW shareholders and other interested parties can obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. CDW shareholders and other interested parties can also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW's website, http://www.cdw.com.

    CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from shareholders of CDW with respect to the proposed transaction. Information regarding the persons who may be considered "participants" in the solicitation of proxies is set forth in the definitive proxy statement described above.

    Statements about the expected timing, completion and effects of the proposed merger between CDW and a subsidiary of VH Holdings, Inc. and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW's Annual Report on Form 10-K for the year ended December 31, 2006, and the definitive proxy statement dated July 13, 2007, relating to the special meeting of shareholders to be held to vote on the merger agreement.

    For more information about CDW:

    Visit CDW on the Internet at http://www.cdw.com. Contact CDW
Investor Relations via the Internet at investorrelations@cdw.com or by telephone at 847-419-6328.

    CDW is a registered trademark and CDW@work is a trademark of CDW Corporation. Other company and product names may be trademarks of their respective owners.





                   CDW CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)


                          Three Months Ended      Six Months Ended
                               June 30,               June 30,
                        ---------------------- -----------------------
                           2007       2006        2007        2006
                        ---------- ----------- ----------- -----------

Net sales               $2,032,838 $1,633,458  $3,891,956  $3,222,087
Cost of sales            1,704,851  1,369,421   3,262,650   2,704,161
                        ---------- ----------- ----------- -----------

Gross profit               327,987    264,037     629,306     517,926

Selling and
 administrative
 expenses                  172,117    126,192     326,302     254,940
Advertising expense         32,199     30,007      61,378      60,902
                        ---------- ----------- ----------- -----------

Income from operations     123,671    107,838     241,626     202,084

Interest income              5,336      5,492       9,700      10,699
Other income/(expense),
 net                           234        (94)       (171)     (1,056)
                        ---------- ----------- ----------- -----------

Income before income
 taxes                     129,241    113,236     251,155     211,727

Income tax provision        49,150     40,125      94,284      76,938
                        ---------- ----------- ----------- -----------

Net income              $   80,091 $   73,111  $  156,871  $  134,789
                        ========== =========== =========== ===========

Earnings per share:
     Basic              $     1.01 $     0.93  $     1.99  $     1.70
                        ========== =========== =========== ===========
     Diluted            $     0.99 $     0.91  $     1.95  $     1.66
                        ========== =========== =========== ===========

Weighted-average number
 of common shares
 outstanding:
     Basic                  79,103     78,994      78,856      79,488
                        ========== =========== =========== ===========
     Diluted                80,995     80,564      80,621      81,268
                        ========== =========== =========== ===========

Dividends per share     $        - $     0.52  $        -  $     0.52
                        ========== =========== =========== ===========








                   CDW CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                  June 30,   December 31,   June 30,
                                    2007         2006         2006
                                ------------ ------------ ------------

Assets

Current assets:
  Cash, cash equivalents and
   marketable securities        $    580,320 $    351,596 $    444,925
  Accounts receivable, net of
   allowance for doubtful
   accounts of $10,089, $9,995,
   and $9,574, respectively          909,162      850,002      689,824
  Merchandise inventory              290,615      261,858      257,035
  Miscellaneous receivables           46,837       55,881       50,953
  Deferred income taxes               15,047       15,060       14,674
  Prepaid expenses and other
   current assets                     18,146       15,139       12,072
                                ------------ ------------ ------------

       Total current assets        1,860,127    1,549,536    1,469,483

Marketable securities                      -       40,000       59,261
Property and equipment, net          180,110      171,448      115,780
Goodwill and other intangible
 assets, net                         179,180      183,094        4,277
Other assets                           8,370        7,349        6,910
                                ------------ ------------ ------------

            Total assets        $  2,227,787 $  1,951,427 $  1,655,711
                                ============ ============ ============


Liabilities and Shareholders'
 Equity

Current liabilities:
  Accounts payable              $    421,229 $    354,307 $    277,317
  Accrued expenses and other
   current liabilities               183,840      175,074      134,764
                                ------------ ------------ ------------

       Total current
        liabilities                  605,069      529,381      412,081

Long-term liabilities                 35,451       34,881       22,138

Shareholders' equity:
       Total shareholders'
        equity                     1,587,267    1,387,165    1,221,492
                                ------------ ------------ ------------

            Total liabilities
             and shareholders'
             equity             $  2,227,787 $  1,951,427 $  1,655,711
                                ============ ============ ============








                   CDW CORPORATION AND SUBSIDIARIES
                    SEGMENT REPORTING INFORMATION
                            (in thousands)


                         Three Months Ended June 30, 2007
             ---------------------------------------------------------
              Corporate   Public             Headquarters
               Sector     Sector    Berbee     / Other    Consolidated
             ----------- --------- --------- ------------ ------------
Net sales    $ 1,236,516 $ 643,603 $ 152,719 $          - $  2,032,838
             =========== ========= ========= ============ ============

Income
 (loss) from
 operations  $    97,807 $  36,185 $   5,784 $   (16,105) $    123,671
             =========== ========= ========= ============

Net interest
 income and
 other
 expense                                                         5,570
                                                          ------------

Income
 before
 income
 taxes                                                    $    129,241
                                                          ============

Total assets $   521,462 $ 323,215 $ 309,337 $  1,073,773 $  2,227,787
             =========== ========= ========= ============ ============


                         Three Months Ended June 30, 2006
             ---------------------------------------------------------
              Corporate   Public             Headquarters
               Sector     Sector    Berbee     / Other    Consolidated
             ----------- --------- --------- ------------ ------------
Net sales    $ 1,111,879 $ 521,579 $       - $          - $  1,633,458
             =========== ========= ========= ============ ============

Income
 (loss) from
 operations  $    88,896 $  28,950 $       - $   (10,008) $    107,838
             =========== ========= ========= ============

Net interest
 income and
 other
 expense                                                         5,398
                                                          ------------

Income
 before
 income
 taxes                                                    $    113,236
                                                          ============

Total assets $   596,065 $ 250,747 $       - $    808,899 $  1,655,711
             =========== ========= ========= ============ ============








                   CDW CORPORATION AND SUBSIDIARIES
                    SEGMENT REPORTING INFORMATION
                            (in thousands)


                          Six Months Ended June 30, 2007
             ---------------------------------------------------------
             Corporate    Public             Headquarters
               Sector     Sector    Berbee     / Other    Consolidated
             ---------- ---------- --------- ------------ ------------
Net sales    $2,455,557 $1,140,999 $ 295,400 $          - $  3,891,956
             ========== ========== ========= ============ ============

Income
 (loss) from
 operations  $  195,043 $   61,408 $  10,988 $   (25,813) $    241,626
             ========== ========== ========= ============

Net interest
 income and
 other
 expense                                                         9,529
                                                          ------------

Income
 before
 income
 taxes                                                    $    251,155
                                                          ============

Total assets $  521,462 $  323,215 $ 309,337 $  1,073,773 $  2,227,787
             ========== ========== ========= ============ ============


                          Six Months Ended June 30, 2006
             ---------------------------------------------------------
             Corporate    Public             Headquarters
               Sector     Sector    Berbee     / Other    Consolidated
             ---------- ---------- --------- ------------ ------------
Net sales    $2,262,063 $  960,024 $       - $          - $  3,222,087
             ========== ========== ========= ============ ============

Income
 (loss) from
 operations  $  178,194 $   43,653 $       - $   (19,763) $    202,084
             ========== ========== ========= ============

Net interest
 income and
 other
 expense                                                         9,643
                                                          ------------

Income
 before
 income
 taxes                                                    $    211,727
                                                          ============

Total assets $  596,065 $  250,747 $       - $    808,899 $  1,655,711
             ========== ========== ========= ============ ============








                   CDW CORPORATION AND SUBSIDIARIES
                            OPERATING DATA


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           -------------------------------------------
                              2007       2006       2007       2006
                           -------------------------------------------
Direct web sales (000's)     $588,872   $493,522 $1,139,716   $994,489
Sales force, end of period
 (1)                            2,722      2,179      2,722      2,179
Annualized inventory
 turnover                          26         23         26         23
Accounts receivable - days
 sales outstanding                 41         38         42         39
----------------------------------------------------------------------

(1) Sales force at June 30, 2007 includes 187 Berbee sales force coworkers.








                   CDW CORPORATION AND SUBSIDIARIES
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                (in thousands, except per share data)


                                           Three Months   Six Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2007
                                           ------------- -------------

Selling and administrative expenses
------------------------------------------
GAAP selling and administrative expenses   $     172,117 $     326,302
Adjusted for:
Merger acquisition costs                         (7,970)       (7,970)
                                           ------------- -------------
Non-GAAP selling and administrative
 expenses                                  $     164,147 $     318,332
                                           ============= =============

Selling and administrative expenses as a
 percentage of net sales
------------------------------------------
GAAP selling and administrative expenses
 as a percentage of net sales                       8.5%          8.4%
Adjusted for:
Merger acquisition costs                          (0.4)%        (0.2)%
                                           -------------  ------------
Non-GAAP selling and administrative
 expenses as a percentage of net sales              8.1%          8.2%
                                           =============  ============

Income from operations
------------------------------------------
GAAP income from operations                $     123,671 $     241,626
Adjusted for:
Merger acquisition costs                           7,970         7,970
                                           ------------- -------------
Non-GAAP income from operations            $     131,641 $     249,596
                                           ============= =============

Income from operations as a percentage of
 net sales
------------------------------------------
GAAP income from operations as a
 percentage of net sales                            6.1%          6.2%
Adjusted for:
Merger acquisition costs                            0.4%          0.2%
                                           ------------- -------------
Non-GAAP income from operations as a
 percentage of net sales                            6.5%          6.4%
                                           ============= =============

Net income
------------------------------------------
GAAP net income                            $      80,091 $     156,871
Adjusted for:
Merger acquisition costs, net of income
 tax                                               4,941         4,941
                                           ------------- -------------
Non-GAAP net income                        $      85,032 $     161,812
                                           ============= =============

Diluted earnings per share
------------------------------------------
GAAP diluted earnings per share            $        0.99 $        1.95
Adjusted for:
Merger acquisition costs, net of income
 tax                                                0.06          0.06
                                           ------------- -------------
Non-GAAP diluted earnings per share        $        1.05 $        2.01
                                           ============= =============


    CONTACT: CDW Corporation
             Investor Inquiries
             Cindy Klimstra
             Vice President, Investor Relations
             (847) 968-0268
             or
             Media Inquiries
             Gary Ross
             Sr. Manager, Corporate Communications
             (847) 371-5048